UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin		53562
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 275-3340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐

Item 7.01 Regulation FD Disclosure

Spectrum Brands Holdings, Inc. (the “Company”) today confirmed that it has received a new proposal regarding a potential transaction with HRG Group, Inc. (“HRG”). The Company also confirmed that HRG has requested the addition of two HRG appointees to the Spectrum Brands Board of Directors, as well as the addition of three HRG appointees to the Board’s Nominating and Corporate Governance Committee, in advance of the mailing of the Company’s 2018 proxy statement.

The Special Committee of the Spectrum Brands Board of Directors, which comprises independent directors, issued the following statement:

Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, the Special Committee of the Board will carefully review HRG’s new proposal to determine the course of action that it believes is in the best interest of the Company and its minority shareholders.

In order to provide Spectrum Brands shareholders appropriate context on these matters and to facilitate discussion between the Special Committee and such shareholders, the Special Committee notes that over the past nine months it has been in active discussions with HRG about a potential transaction and has exchanged multiple proposals over that time. Throughout these negotiations, the Special Committee has been steadfast in its commitment to pursuing an outcome that benefits Spectrum Brands’ minority shareholders.

As part of its evaluation of a potential transaction with HRG, the Special Committee is convinced that a non-controlled company with a widely distributed shareholder base, dramatically enhanced liquidity in the trading of its shares and a strong independent corporate governance structure is in the best interest of all stakeholders. The Special Committee also considered the uncertainties and risks related to the potential benefits to Spectrum Brands of HRG’s net operating losses (“NOLs”) and capital loss carryforwards that may be achievable in any transaction. The Special Committee has sought a structure that provides payments to HRG shareholders, based on an agreed-upon split, as benefits are realized.

Prior to the public proposal on December 19, the most recent discussions and proposals between HRG and the Special Committee indicated that there was broad consensus between the parties on the terms of a transaction. Terms previously agreed in principle include:

•	A one-for-one share exchange, adjusted for HRG’s net debt at closing
o	Share adjustment based on 20-day VWAP of Spectrum Brands shares prior to closing
•	Up to $141 million contingent payment to HRG shareholders if and when HRG’s NOLs and capital loss carryforwards are actually utilized
•	HRG bears Spectrum Brands and HRG transaction expenses
•	Transaction to exclude all HRG liabilities and assets other than Spectrum Brands shares and debt
•	Majority of the minority approval of Spectrum Brands shareholders

The negotiations between HRG and Spectrum Brands resulted in the following limited and narrow set of open points:

Special Committee of Spectrum Brands	HRG
• HRG bears financing fees ($4-5 million)	• Spectrum Brands bears financing fees
• HRG share adjustment price subject to 50% collar	• No collar
• $7 million contingency reduction in tax payment to HRG	• No reduction
• Existing two HRG directors continue on post-closing Board	• Additional third HRG director appointed

The most recent proposal received by the Special Committee is materially different than the terms outlined above that the parties had agreed to in principle. The key differences are:

•

The parties agreed on a structure whereby HRG and the Spectrum Brands minority shareholders would share tax benefits 75% / 25% as those economic benefits are actually realized, resulting in a direct payment to HRG shareholders of up to $141 million; HRG’s latest proposal includes an even larger $200 million payment, payable at closing and irrespective of whether or when the tax attributes are realized by Spectrum Brands.

•	Further, the parties agreed on HRG bearing both parties’ transaction expenses, as compared to HRG’s latest proposal requiring Spectrum Brands to pay for expenses estimated to be up to $40 million.

The Special Committee believes that it is possible to achieve a win-win transaction for Spectrum Brands’ minority shareholders and for the shareholders of HRG. Benefits to HRG shareholders from a transaction include:

•	Creating immediate value for HRG shareholders by eliminating the approximately $92 million or $0.45 per share discount to NAV at which HRG’s shares trade as of December 19;
•	Avoiding substantial tax leakage from a potential sale or distribution of HRG’s Spectrum Brands shares;
•	Eliminating recurring overhead and debt interest costs from the continuation of the current HRG structure;
•	Ability to benefit from HRG’s tax attributes when realized by Spectrum Brands through a tax receivables agreement; and
•	The ability to participate as a Spectrum Brands shareholder on a pro-rata basis in the benefits to Spectrum Brands resulting from the transaction.

The Special Committee strongly believes in the merits of a potential transaction. The Special Committee believes that its negotiations with HRG over the past several months led to a very narrow gap in proposals. The Special Committee remains ready to continue discussions with HRG.

With respect to HRG’s request for additional Board and Committee seats, the Company will review such requests in accordance with its organizational and governance documents. Spectrum Brands shareholders are not required to take any action at this time.

Moelis & Company LLC is serving as the Special Committee’s independent financial advisor and Kirkland & Ellis LLP and Cleary Gottlieb Steen & Hamilton LLP are serving as the Special Committee’s independent legal counsel.

No assurance can be given that any transaction will result from the discussions with HRG or the timing thereof. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. The Company does not intend to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

Forward Looking Information

Certain matters discussed in this report may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Important factors that could cause or contribute to such differences include, but are not limited to, the Special Committee’s exploration and negotiation of strategic alternatives and the terms of a strategic transaction, if any, including uncertainty regarding consummation of a strategic transaction with HRG and, if consummated, Spectrum Brands Holdings’ ability to realize the expected benefits of such transaction, potential disruption to our business or diverted management attention as a result of the exploration or negotiation of a strategic transaction and the other factors discussed herein and those set forth in the combined securities filing of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre Title: Senior Vice President, Secretary and General Counsel